UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2017

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2017, OncoSec Medical Incorporated (the “Company”) entered into a Warrant Exercise Agreement (the “Exercise Agreement”) with certain holders (the “Exercising Holders”) of outstanding warrants (the “Original Warrants”) to purchase up to an aggregate of 5,509,642 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $1.69 per share. Pursuant to the terms of the Exercise Agreement, each Exercising Holder has agreed to exercise, from time to time and in accordance with the terms of the Original Warrants, including certain beneficial ownership limitations set forth therein, all Original Warrants held by it for cash. As a result, the Company expects to receive gross proceeds of approximately $2.6 million on or about November 15, 2017 from the exercise of certain Original Warrants, and may receive additional gross proceeds of up to $6.7 million thereafter from additional exercises of the Original Warrants over time. The Company estimates its expenses in connection with the Exercise Agreement will be approximately $196,000. The Company expects to use the net proceeds from the exercise of the Original Warrants for working capital and general corporate purposes, including primarily for its PISCES/KEYNOTE-695 clinical trial and for other clinical and research and development activities.

Pursuant to the terms of the Exercise Agreement, and in order to induce each Holder to exercise its Original Warrants, the Company has agreed to issue to each Exercising Holder new warrants (the “New Warrants”) to purchase a number of shares of Common Stock equal to 25% of the number of shares of Common Stock received by such Exercising Holder upon the cash exercise of its Original Warrants. The terms of the New Warrants will be substantially similar to the terms of the Original Warrants, except that the New Warrants (i) will, subject to adjustment for stock splits, reverse splits and similar capital transactions as described in the New Warrants, have an exercise price of $2.26 per share, which exercise price is higher than the Original Warrant exercise price of $1.69 per share; (ii) will, subject to certain ownership limitations described in the New Warrants, be exercisable six months after the original issuance date thereof, and will expire two years from the original issuance date thereof, and (iii) will contain certain transfer restrictions and limitations due to their lack of registration under the Securities Act of 1933, as amended (the “Securities Act”), as further described under Item 3.02 of this Current Report on Form 8-K below.

Also on November 13, 2017, and in connection with its entry into the Exercise Agreement, the Company agreed to issue warrants (the “October 2017 Investor Warrants”) to purchase up to an aggregate of 1,138,300 shares of Common Stock to the accredited investors that participated in the Company’s equity financings completed in October 2017 (the “October 2017 Investors”), in consideration for such investors’ agreement to waive certain covenants made by the Company to such investors, including a prohibition against certain subsequent sales of the Company’s securities and certain rights to participate in subsequent equity or debt financings by the Company. The terms of the October 2017 Investor Warrants will be substantially similar to the terms of the New Warrants to be issued to the Exercising Holders, except that the October 2017 Investor Warrants (i) will become exercisable only if and when each October 2017 Investor exercises in full and for cash certain warrants to purchase Common Stock that were sold to such investors in the Company’s equity financings completed in October 2017, and (ii) will contain certain prohibitions against short sales by the October 2017 Investors with respect to the Common Stock issuable upon exercise of the October 2017 Investor Warrants.

The forms of the Exercise Agreement, the New Warrant and the October 2017 Investor Warrant are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, the full text of such documents, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

The New Warrants, the October 2017 Investor Warrants and the shares of Common Stock issuable upon exercise of all such warrants are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, to be issued by the Company to the Exercising Holders.
4.2	Form of Common Stock Purchase Warrant, to be issued by the Company to the October 2017 Investors.
10.1	Form of Warrant Exercise Agreement, dated November 13, 2017, by and between OncoSec Medical Incorporated and each holder named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: November 13, 2017	By:	/s/ Punit S. Dhillon
	Name:	Punit S. Dhillon
	Title:	President

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